UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2019

CHF Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHFS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Results of Operations and Financial Condition.

Effective as of September 3, 2019, the Board of Directors (the “Board”) of CHF Solutions, Inc. (the “Company” ), pursuant to its powers under the Amended and Restated Bylaws of the Company, set the size of the Board at seven (7) members and, pursuant to Article V Section A(5) of the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, and Article IV Section 18 of the Company’s Amended and Restated Bylaws, effective September 3, 2019, on the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Dr. Maria Rosa Costanzo to fill the vacancies on the Board and to serve as a Class I director.  Dr. Costanzo will stand for re-election at the next annual meeting of the stockholders of the Company in 2020.  She will also serve as a member of the Company’s Nominating and Corporate Governance Committee.

 Dr. Costanzo is medical director, Heart Failure Research, at Advocate Heart Institute, and medical director for Advanced Heart Failure at Edward Hospital Center in Illinois.  She is also a member of the board of directors for the Heart Failure Society of America.  In addition, she is a member of several medical societies and a fellow with the American College of Cardiology, American College of Physicians, American Heart Association, and the European Society of Cardiology, and a Gold Member of the Heart Failure Association of the European Society of Cardiology. Dr. Costanzo has over 250 publications in peer reviewed journals, book chapters and manuscripts.  Dr. Costanzo received her medical degree with honors from Facolta’ Di Medicina e Chirurgia dell’ Universita’ di Bologna, Bologna, Italy.

There was no understanding or arrangement between Dr. Costanzo and any other person pursuant to which Dr. Costanzo was elected as a director.  Dr. Costanzo is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As non-employee directors, Dr. Costanzo will participate in the compensation program applicable to all non-employee directors.  Under the Company’s non-employee director compensation policy, each non-employee director receives a base annual retainer of US$45,000 and an additional $2,000 for service on a committee.  Upon her appointment in accordance with the non-employee director compensation policy, the Company will automatically grant Dr. Costanzo an annual equity award to purchase up to 1,313 shares of the Company’s common stock, which represents the pro rata portion of the annual equity award, which pro rata portion reflects a reduction for each month prior to the date of grant that has elapsed since the preceding annual meeting of the Company’s stockholders.

The foregoing is only a brief description of the material terms of our non-employee director compensation program, and is qualified in its entirety by reference to the description of our non-employee director compensation program under the heading “Board Matters — Director Compensation” in our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 9, 2019 and incorporated herein in its entirety by reference.

A copy of the Company’s news release dated September 4, 2019 announcing the appointment of Dr. Costanzo to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this report by reference. The information in the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly stated by specific reference in such filing.

On September 3, 2019, in connection with her appointment as a director, the Company entered into an Indemnity Agreement with Dr. Costanzo in the form of our standard indemnity agreement, which was filed with the Securities and Exchange Commission on September 30, 2011 as Exhibit 10.1 to the Registration Statement on Form 10 and is incorporated herein in its entirety by reference.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2019	CHF SOLUTIONS, INC.

	By:	/s/ Claudia Drayton
	Name:	Claudia Drayton
	Title:	Chief Financial Officer